                                                                 Exhibit 1

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                           (AMENDMENT NO.          )*
                                         ---------

                        SHELBY WILLIAMS INDUSTRIES, INC.
            --------------------------------------------------------
                                (Name of Issuer)

                           Common Stock $.05 par value
            --------------------------------------------------------
                         (Title of Class of Securities)

                                   822135 10 9
            --------------------------------------------------------
                                 (CUSIP Number)

            Walter Roth, D'Ancona & Pflaum, 30 North LaSalle Street,
             Suite 2900, Chicago, IL 60602  Tel. No. (312) 580-2020
            --------------------------------------------------------
            (Name, Address and Telephone Number of Person Authorized
                     to Receive Notices and Communications)

                                October 16, 1990
            --------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box / /.

     Check the following box if a fee is being paid with this statement /x/. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class. (See Rule 13d-7.)

     NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).




                              Page 1 of 6 Pages


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CUSIP No. 822135 10 9                SCHEDULE 13-D         Page  2  of  6  Pages
         --------------------                                   ---    ---

-------------------------------------------------------------------------------
  1  NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
        MANFRED STEINFELD
        S.S. No. ###-##-####
-------------------------------------------------------------------------------
  2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a)  / /
                                                                      (b)  /x/

-------------------------------------------------------------------------------
  3  SEC USE ONLY


-------------------------------------------------------------------------------
  4  SOURCE OF FUNDS*

        PF
-------------------------------------------------------------------------------
  5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT     / /
     TO ITEMS 2(d) OR 2(e)

        N/A
-------------------------------------------------------------------------------
  6  CITIZENSHIP OR PLACE OF ORGANIZATION

        U.S.A.
-------------------------------------------------------------------------------
      NUMBER OF               7  SOLE VOTING POWER

       SHARES                      2,718,491
                             --------------------------------------------------
    BENEFICIALLY              8  SHARED VOTING POWER

      OWNED BY                        18,632
                             --------------------------------------------------
        EACH                  9  SOLE DISPOSITIVE POWER

      REPORTING                    2,718,491
                             --------------------------------------------------
       PERSON                 10  SHARED DISPOSITIVE POWER

        WITH                          18,632
-------------------------------------------------------------------------------
 11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        2,737,123
-------------------------------------------------------------------------------
 12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN        /x/
     SHARES*


-------------------------------------------------------------------------------
 13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

        29.9
-------------------------------------------------------------------------------
 14  TYPE OF REPORTING PERSON*

                                      IN
-------------------------------------------------------------------------------
                    *SEE INSTRUCTIONS BEFORE FILLING OUT!


SEC 1746 (9-88) 2OF 7

ITEM 1.   SECURITY AND ISSUER.

     This Schedule 13D relates to the shares of common stock, $.05 par value, of Shelby Williams Industries, Inc. (the "Company"). The address of the principal executive offices of the Company is Suite 1348, Merchandise Mart, Chicago, Illinois 60654.


ITEM 2.   IDENTITY AND BACKGROUND.

     (a)  Manfred Steinfeld ("Steinfeld").

     (b)  Suite 1348, Merchandise Mart, Chicago, Illinois  60654.

     (c) Steinfeld is Chairman of the Board and Chief Executive Officer of the Company, whose principal business is the designing, manufacturing, and distribution of products for the contract furniture business.

     (d) During the last five years, Steinfeld has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

     (e) During the last five years, Steinfeld has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     (f)  Steinfeld is a citizen of the United States of America.


ITEM 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     The funds used for the purchases reported herein (see Item 5(c) below) were from Steinfeld's personal funds and were not borrowed. The amount of such funds was $1,445,744.09. Prior to the purchases reported herein, Steinfeld reported his holdings of the Company's common stock on Schedule 13G pursuant to SEC Rule 13d-1(c). Since, as a result of the purchases reported herein, Steinfeld has purchased more than 2% of the Company's outstanding common stock during the preceding twelve months, Steinfeld is filing this Schedule 13D.

ITEM 4.   PURPOSES OF TRANSACTION.

     The purchases reported herein were made as an investment. Steinfeld may, in the future, purchase additional shares of the Company's common stock or dispose of such shares by sale, gift or otherwise. Steinfeld has no present plans or proposals which relate to or would result in:

     (a) the acquisition by any person of additional securities of the Company, other than in connection with purchases of shares of common stock of the Company from time to time by or in connection with employee benefit plans of the Company;

     (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

     (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

     (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

     (e) any material change in the present capitalization or dividend policy of the Company;

     (f) any other material change in the Company's business or corporate structure;

     (g) changes in the Company's charter or bylaws or other actions which may impede the acquisition of control of the Company by any person;

     (h) causing the Company's common stock to be delisted from a national securities exchange;

     (i) the Company's common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or

     (j)  any action similar to any of those enumerated above.

     Steinfeld reserves the right to adopt any such plans or proposals in the future. Steinfeld has, from the inception of the Company, been the Chairman of the Board, Chief Executive Officer and principal shareholder of the Company.
The purchases reported herein, to the extent they increase the total shares owned by Steinfeld, may make it more difficult for another person to acquire control of the Company, but such purchases represent only an increase from 27.5% to 29.9% in Mr. Steinfeld's beneficial ownership of shares of the Company's common stock.


ITEM 5.   INTEREST IN SECURITIES OF THE ISSUER.

     (a) Steinfeld owns beneficially 2,737,123 shares (29.9%) of the Company's outstanding common stock, consisting of the following: (i) 2,718,491 shares owned by Steinfeld; (ii) 488 shares owned by The Steinfeld Foundation, an Illinois not-for-profit corporation with three directors; (iii) 12,444 shares held by Steinfeld as one of four trustees of the Company's pension plan covering hourly employees; and (iv) 5,700 shares held by Steinfeld as one of four trustees of the Company's pension plan covering salaried employees. Steinfeld disclaims beneficial ownership of the shares listed in (ii), (iii) and (iv) of the preceding sentence. The figures in this paragraph exclude 25,054 shares owned by Fern Steinfeld (wife of Steinfeld), as to which Steinfeld disclaims beneficial ownership pursuant to Rule 13d-4.

     (b) Steinfeld has sole power to vote and dispose of 2,718,491 shares; shared voting and investment power with Fern Steinfeld and Paul N. Steinfeld (son of Steinfeld) as to 488 shares owned by the Steinfeld Foundation, of which Steinfeld, Fern Steinfeld and Paul N. Steinfeld are trustees; and shared voting and investment power with Paul N. Steinfeld, Robert P. Coulter and Sam Ferrell, trustees, as to the 12,444 shares and 5,700 shares held by the trustees of the pension plans described in paragraph (a) above. The business address of Fern Steinfeld is the same as Steinfeld, and her present principal occupation is housewife. The business address of each of Paul N. Steinfeld, Robert P. Coulter and Sam Ferrell is Shelby Williams Industries, Inc., P.O. Box 1028, Morristown, Tennessee 37816, and the present principal occupation of each such person is as an executive officer of the Company. All of the persons identified in this paragraph are citizens of the United States of America and none has been involved during the last five years in any of the matters described in Item 2(d) or (e).


     (c) During the past 60 days, Steinfeld purchased the following 218,491 shares of the Company's common stock for a total cost of $1,445,744.09:

          No. of Shares       Price Per      Total Cost Including
Date        Purchased           Share        Brokerage Commissions
----      -------------       ---------      ---------------------

08/27/90       50,000           $7.50             $377,500.00
10/02/90       50,000           $7.25             $365,000.00
10/16/90      111,491           $5.875            $661,699.09
10/17/90        7,000           $5.875            $ 41,545.00

     These purchases were made on the New York Stock Exchange through brokers.

     (d)  Not applicable.

     (e)  Not applicable.


ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

     Not applicable.


ITEM 7.   MATERIAL TO BE FILED AS EXHIBITS.

     Not applicable.

              *            *            *            *            *


SIGNATURE.

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct. I also hereby authorize Walter Roth and Merrill A. Freed and each of them, as attorneys-in-fact, to sign and file, on my behalf, all amendments to this Schedule 13D.

Dated:  October 24, 1990.



                                             /s/  Manfred Steinfeld
                                        ---------------------------------------
                                                  Manfred Steinfeld





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